Exhibit 99.1

SeqLL Inc. Enters into a Definitive Merger Agreement with
Lyneer Staffing Solutions and Atlantic Acquisition Corp.

BILLERICA, MA, May 30, 2023 – SeqLL Inc. (“SeqLL” or the “Company”) (Nasdaq: SQL, SQLLW), a technology company providing life sciences instrumentation and research services, today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with Lyneer Investments, LLC (“Lyneer”), the indirect parent company of Lyneer Staffing Solutions, LLC and Atlantic Acquisition Corp. (“Atlantic”), and related parties, pursuant to which Lyneer will become a wholly-owned subsidiary of SeqLL.

Under the terms of the Merger Agreement, SeqLL will pay $60,000,000 in cash to the Lyneer members, and issue to the Lyneer members and Atlantic, an aggregate of 159,866,898 shares of its common stock (valued at $138,125,000 at the time of the Merger) for all of the membership interests of Lyneer, subject to adjustment for any change in the outstanding shares of capital stock of SeqLL as a result of the prospective reverse stock split and any other stock split, stock dividend, stock distribution, reorganization, recapitalization, reclassification or combination, exchange or readjustment of shares having a record date on or after the date of the Merger Agreement and prior to the consummation of the Merger.

Prateek Gattani, the Chairman and CEO of IDC Technologies, Inc., the controlling member of Lyneer, who will be appointed Chairman of the Board of SeqLL upon completion of the Merger, stated, "We're pleased to be announcing the acquisition of Lyneer and Atlantic, which accelerates our strategy of diversifying our business mix into higher growth and value services, continuing the expansion of our U.S. workforce services business. The proven leadership team and expansion strategy is expected to enable us to extend our capabilities, providing greater solutions expertise and more skilled talent to our clients, increase our margins with synergies and future acquisitions, driving economies of scale.”

The potential and value of the transaction is echoed by Atlantic CEO Jeffrey Jagid, who said, "This acquisition creates compelling opportunities for employees and offers superior value for clients. This is a great opportunity for us to leverage our demonstrated expertise and leadership in the workforce solutions market while executing on our deep bench of potential acquisition targets. The combination of these two great organizations is exciting and provides many more opportunities to provide value to clients and candidates alike."

Pursuant to the terms of the Merger Agreement, SeqLL has agreed to file with the Securities and Exchange Commission a registration statement for the offer and sale of approximately $75 million of its common stock (the “Capital Raise”), the proceeds of which will be used to pay the $60 million cash consideration in the Merger to the Lyneer members and for working capital of SeqLL post-closing of the Merger. The transactions contemplated by the Merger Agreement are subject to approval by the stockholders of SeqLL. SeqLL has agreed to file a proxy statement on Schedule 14A (the “Proxy Statement”) for the purpose of soliciting proxies from its stockholders for the approval of certain matters with respect to the Merger to be acted upon at a special meeting of such stockholders. Certain officers, directors, and stockholders of SeqLL have entered into a voting agreement pursuant to which such stockholders, who hold a majority of the outstanding shares of SeqLL’s common stock, have agreed to vote their shares of the Company’s common stock in favor of each of the proposals to be submitted by SeqLL for stockholder approval relating to the Merger.

At the time of the Merger, SeqLL common stock held by the current stockholders of SeqLL shall be valued at $12 million, based upon the price per share at which the SeqLL common stock is sold in the Capital Raise. In connection with the closing of the Merger, SeqLL will declare a cash dividend payable to the pre-merger stockholders of SeqLL in an amount equal to the cash on hand as of the closing date of the Merger less withholding taxes and certain other liabilities. Also, the management of Atlantic and Lyneer will become the management of SeqLL, and the existing business operations of SeqLL, including substantially all of the assets and contractual liabilities of SeqLL, will be sold to a newly-formed company affiliated with Daniel Jones, SeqLL’s current Chairman of the Board and Chief Executive Officer, for nominal consideration. Lyneer will continue as the surviving entity and as a wholly-owned subsidiary of SeqLL to be renamed Atlantic International Corp.

The Boards of Directors of all parties to the Merger Agreement have unanimously approved the Merger. The parties expect the Merger to be consummated in the third quarter of 2023, subject to completion of the Capital Raise and other customary closing conditions.

About Lyneer Staffing Solutions, LLC

Lyneer Staffing Solutions, LLC is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider (MSP) verticals. Lyneer was founded in 1995 and it has grown from a regional operation to a national staffing firm with offices and geographic reach across the nation. Lyneer has over 100 total locations and 400 internal employees. It is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world-class companies revolutionize their operations, resulting in greater efficiency and streamlined processes.

About Atlantic Acquisition Corp.

Atlantic is a U.S.-based consulting company whose management has a more than 25-year operating record. Atlantic intends to implement a proven mergers and acquisitions strategy post-Merger in order to build a global staffing organization that redefines the way companies grow professional teams. Its mission is to leverage new technologies and business partnerships to create streamlined hiring processes that resolve the challenges of modern-day employment solutions and economics.

About SeqLL Inc.

SeqLL is a technology company providing life sciences instrumentation and research services in collaborative partnerships aimed at the development of novel scientific assets and intellectual property across multiple “omics” fields. The Company leverages its expertise with the True Single Molecule Sequencing (“tSMS®”) platform to empower scientists and researchers with improved genetic tools to better understand the molecular mechanisms of disease that is essential to the continued development of new breakthroughs in genomic medicine, and that hopefully address the critical concerns involved with today’s precision medicine.

Forward Looking Statements

This press release contains certain forward-looking statements, including, but not limited to, those related to the ability of SeqLL to complete the Capital Raise and the Merger and, in particular, to do so in the third quarter of 2023. Forward-looking statements are based on the Company's current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022 under the caption “Risk Factors.”

This Press Release does not constitute an offer of any securities for sale under the Capital Raise. The securities to be issued in the Merger will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. SeqLL stockholders should read the Proxy Statement when it is available as it will contain important information. SeqLL stockholders can get the Proxy Statement and any other relevant documents for free at the SEC’s website, www.sec.gov. Investors can obtain a copy of the Merger Agreement when it is available at the SEC website.

Contacts:

John W. Kennedy
Investor Relations
Tel: +1 (914) 727-7764

Email: jwkennedy@seqll.com